June 16, 2014

To the Members of the Board of

Anglesea Enterprises, Inc.

Dear Gentlemen of the Board:

This letter shall serve as notice that effective June 9, 2014, I hereby resign from my position as director of Anglesea Enterprises, Inc. (the “Company”), and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Leslie Toups

Leslie Toups